As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NBCUniversal Media, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	14-1682529
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30 Rockefeller Plaza

New York, New York 10112

(212) 664-4444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen B. Burke

30 Rockefeller Plaza

New York, New York 10112

(212) 666-4444

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Arthur R. Block, Esq. Comcast Corporation One Comcast Center Philadelphia, Pennsylvania 19103-2838 (215) 286-1700	Bruce K. Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior debt securities (the “Securities”)

(1)	An indeterminate amount of Securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

SENIOR DEBT SECURITIES

NBCUniversal Media, LLC is offering and selling from time to time its Senior Debt Securities under this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the specific terms of the securities. Those terms may include:

• Maturity	• Currency of payments	• Conversion or exchange rights
• Interest rate	• Redemption terms	• Liquidation amount
• Sinking fund terms	• Listing on a securities exchange	• Amount payable at maturity

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 15 of our annual report on Form 10-K for the year ended December 31, 2011, which is included as Exhibit 99.2 to the registration statement of which this prospectus forms a part.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

The date of this prospectus is September 28, 2012

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “NBCUniversal,” “our company,” “we,” “us” and “our” are both to (i) after January 28, 2011, NBCUniversal Media, LLC, the Delaware limited liability company into which NBC Universal, Inc. converted pursuant to the Joint Venture Transaction (as defined in “The Company”), together with its subsidiaries (including subsidiaries that hold the Comcast Content Business (as defined in “The Company”)) and (ii) on or prior to January 28, 2011, NBC Universal, Inc., together with its subsidiaries; references to “NBC Universal, Inc.” are to NBC Universal, Inc., excluding its subsidiaries; references to “Predecessor” are to NBCUniversal on or prior to January 28, 2011 (without giving effect to the Joint Venture Transaction) and references to “Successor” are to NBCUniversal after January 28, 2011, giving effect to the Joint Venture Transaction; references to “Comcast” are to Comcast Corporation and its subsidiaries; references to “GE” are to General Electric Company and its subsidiaries; and references to “NBCUniversal Holdings” are to NBCUniversal, LLC, a limited liability company that owns 100% of NBCUniversal Media, LLC.

TRADEMARKS

We own or have rights to use the trademarks, service marks and trade names that we use in connection with the operation of our businesses, including NBC®, NBC Universal®, USA Network®, CNBC®, SyfyTM, E!®, Bravo®, The Golf Channel®, Oxygen®, MSNBC®, Style®, G4®, Sleuth®, mun2®, Universal HD®, CNBC World®, Telemundo®, Universal Pictures®, Focus Features®, Universal Studios Hollywood®, Universal Orlando®, Universal Studios Florida®, Universal’s Islands of Adventure®, Universal CityWalk®, CityWalk®, iVillage®, Fandango®, DailyCandy® and other names and marks that identify our networks, programs and other businesses. In addition, we have certain rights to use the Harry Potter™ characters, names and related indicia (which are trademarks and copyrights of Warner Bros. Entertainment, Inc.). Each trademark, service mark or trade name of any other company appearing in this prospectus is, to our knowledge, owned or licensed by such other company.

i

THE COMPANY

We are one of the world’s leading media and entertainment companies. We develop, produce and distribute entertainment, news and information, sports and other content for global audiences, and we own and operate a diversified and integrated portfolio of some of the most recognizable media brands in the world.

On January 28, 2011, Comcast Corporation (“Comcast”) closed its transaction (the “Joint Venture Transaction”) with General Electric Company (“GE”) to form a new company named NBCUniversal, LLC (“NBCUniversal Holdings”). Comcast now controls and owns 51% of NBCUniversal Holdings and GE owns the remaining 49%. As part of the Joint Venture Transaction, NBC Universal, Inc. (our “Predecessor”) was converted into a limited liability company named NBCUniversal Media, LLC (“NBCUniversal”), which is a wholly owned subsidiary of NBCUniversal Holdings. Comcast contributed to NBCUniversal its national cable networks, its regional sports and news networks, certain of its Internet businesses and other related assets (the “Comcast Content Business”).

We report our operations as the following four reportable business segments:

•

Cable Networks: Consists primarily of our national cable television networks, our regional sports and news networks, our international cable networks, our cable television production studio, and our related digital media properties.

•

Broadcast Television: Consists primarily of our NBC and Telemundo broadcast networks, our NBC and Telemundo owned local television stations, our broadcast television production operations, and our related digital media properties.

•	Filmed Entertainment: Consists of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment and stage plays worldwide.

•	Theme Parks: Consists primarily of our Universal theme parks in Orlando and Hollywood.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus or included in the registration statement of which this prospectus forms a part. For instructions on how to find copies of these and our filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

Our principal executive offices are located at 30 Rockefeller Plaza, New York, NY, 10112-0015, and our telephone number is (212) 664-4444. Our parent company maintains a website at www.comcast.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Available Information.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. In this prospectus and in documents that are incorporated by reference in this prospectus or included in the registration statement of which this prospectus forms a part, we state our beliefs of future events and of our future financial performance. In some cases, you can identify these so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these words, and other comparable words. You should be aware that these statements are only our predictions. In evaluating these statements, you should consider various factors, including the risks and uncertainties listed below, in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other reports we file with the SEC. Our actual results could differ materially from our forward-looking statements or as a result of any of such factors, which could adversely affect our business, results of operations or financial condition. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	our businesses currently face a wide range of competition, and our business and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by new technologies may adversely affect our competitive position, businesses and results of operations;

•	we are subject to regulation by federal, state, local and foreign authorities, which may impose additional costs and restrictions on our businesses;

•	weak economic conditions may have a negative impact on our results of operations and financial condition;

•	a decline in advertising expenditures or changes in advertising markets could negatively impact our results of operations;

•

our success depends on consumer acceptance of our content, which is difficult to predict, and our results of operations may be adversely affected if our content fails to achieve sufficient consumer acceptance or our costs to acquire content increase;

•	the loss of our programming distribution agreements, or the renewal of these agreements on less favorable terms, could adversely affect our businesses and results of operations;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	our businesses depend on keeping pace with technological developments;

•	sales of DVDs have been declining;

•

we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our business;

•	we may be unable to obtain necessary hardware, software and operational support;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our business;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our business;

•	we face risks relating to doing business internationally that could adversely affect our business;

•	we are controlled by Comcast, and GE has certain approval rights;

•	NBCUniversal Holdings may be required to purchase all or part of GE’s interests in NBCUniversal Holdings and may cause us to make distributions or loans to it to fund these purchases;

•	Comcast and GE may compete with us in certain cases and have the ability on their own to pursue opportunities that might be attractive to us; and

•	other factors described elsewhere in this prospectus.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	NBCUniversal		NBC Universal, Inc.
	Successor		Predecessor
	Six Months Ended June 30,	For the Period January 29, 2011 to December 31,	For the Period January 1 to January 28,	Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	4.3x	4.8x	NM	6.7x	16.9x	16.7x	21.5x

NM = Not meaningful

For purposes of calculating these ratios, the term “earnings” consists of income before income taxes and noncontrolling interests, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest). The term “fixed charges” consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

DESCRIPTION OF SENIOR DEBT SECURITIES

Our senior debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under an indenture dated April 30, 2010, entered into among us and The Bank of New York Mellon, as trustee (the “indenture”). The indenture is incorporated by reference into the registration statement of which this prospectus forms a part.

Because the following is only a summary of the indenture and the senior debt securities, it does not contain all information that you may find useful. For further information about the indenture and the senior debt securities, you should read the indenture. As used in this section of the prospectus, the terms “we,” “us” and “our” refer solely to NBCUniversal and such references do not include any subsidiaries of NBCUniversal.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations.

You should look in the applicable prospectus supplement for the following terms of the senior debt securities being offered:

•	the designation of the senior debt securities;

•	the aggregate principal amount of the senior debt securities;

•	the percentage of their principal amount (i.e., price) at which the senior debt securities will be issued;

•	the date or dates on which the senior debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the senior debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the senior debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any senior debt security;

•

the terms and conditions, if any, upon which we may have to repay the senior debt securities early at your option and the price or prices in the currency or currency unit in which the senior debt securities are payable;

•

the currency, currencies or currency units for which you may purchase the senior debt securities and the currency, currencies or currency units in which principal and interest, if any, on the senior debt securities may be payable;

•	the terms and conditions, if any, pursuant to which the senior debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the senior debt securities and issue additional senior debt securities of such series; and

•

any other terms of the senior debt securities, including any additional events of default or covenants provided for with respect to the senior debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

You may present senior debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the senior debt securities and the prospectus supplement. We will provide these services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Senior debt securities will bear interest at a fixed rate or a floating rate. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted senior debt securities or to certain senior debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the relevant prospectus supplement.

We may issue senior debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants

We have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

Principal and Interest

We covenant to pay the principal of and interest on senior debt securities of each series when due and in the manner provided in the senior debt securities and the indenture. As used in the indenture and in this “Description of Senior Debt Securities,” the term “principal” will be deemed to include “and premium, if any.”

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture, and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any senior debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information

To the extent we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (the “Reporting Requirements”) or do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will be required to make available to the trustee and the registered holders, without cost to any holder, within 90 days following our fiscal year end and within 45 days following our first, second and third fiscal quarter ends, the annual and quarterly financial statements that would be required to be filed with the SEC on Forms 10-K and 10-Q (were our company subject to the Reporting Requirements) along with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to annual financial statements, a report thereon by an independent registered public accounting firm, in each case in a manner that complies in all material respects with the requirements specified in such form for such financial statements and MD&A.

If we have electronically filed with the SEC’s Next-Generation EDGAR system (or any successor system), the reports described above, we shall be deemed to have satisfied the foregoing requirements.

In the event all series of senior debt securities are unconditionally guaranteed in full by a person subject to the Reporting Requirements, the foregoing requirements will be deemed satisfied by such guarantor filing any document or report that such guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the notes of each series. These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to the senior debt securities of each series, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)	Liens existing as of the date of initial issuance of the senior debt securities of such series;

(b)	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the holders of the senior debt securities of such series;

(c)	Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under clause (a), (b) and this clause (c) of this covenant so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(d)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt.

Limitation on Sale and Lease-Back Transactions

With respect to the senior debt securities of each series, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(a)	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

(b)	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(c)	such transaction involves a lease for less than three years;

(d)	we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens” above; or

(e)	we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated

Net Worth calculated as of the closing date of the sale and lease-back transaction and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(a)	the aggregate principal amount of our Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and

(b)	our Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(a)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(b)	the present value (discounted at a rate per annum equal to the average interest borne by all outstanding senior debt securities issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our stockholders’ equity or members’ capital as reflected on the most recent consolidated balance sheet available to holders and prepared in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate lock agreements and interest rate collar agreements;

(b)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(c)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(d)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(a)	Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)	(i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d)	Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

(e)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f)	Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(g)	Liens in our favor;

(h)	inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i)	statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k)	Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(m)	Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000;

(n)	Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o)	Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p)	Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $300,000,000 at any one time;

(q)	Liens securing Specified Non-Recourse Debt;

(r)	Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s)	Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Specified Non-Recourse Debt” means any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to us.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Events of Default

Each of the following will constitute an “Event of Default” in the indenture with respect to the senior debt securities of any series:

(a)	default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(b)	default in paying principal on the senior debt securities of such series when due;

(c)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (a) and (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class); or

(d)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred.

If an Event of Default (other than an Event of Default specified in clause (d) above) under the indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series under the indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding senior debt securities of each affected series, together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing Events of Default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or, interest on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series under the indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture within 120 days of the end of each fiscal year.

Modification and Waiver

We and the trustee may amend or modify the indenture or the senior debt securities of any series without notice to or the consent of any holder of senior debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or forms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding senior debt securities in compliance with the provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Senior Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the senior debt securities of any series issued under the indenture may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the senior debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt securities or other debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the senior debt securities of any series, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer of senior debt securities, substitution of mutilated, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the senior debt securities of a series. In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an Event of Default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. government obligations; or

•	a combination of cash and U.S. government obligations, the scheduled payments of principal and interest on which shall be in an amount;

•

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the holders of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, or employee of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of the trustee. Gerald L. Hassell, one of Comcast’s directors, is the Chief Executive Officer and President and a director of the trustee.

GLOBAL SECURITIES

We may issue the senior debt securities of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees or any of our other agents or agent of the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the trustee or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in four ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose in a prospectus supplement required information with respect to each security holder, which may include its name, the nature of any relationship it has had with us or any of our affiliates during the three years preceding such offering and the amount of securities of the class it owns both before and after the offering.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of any agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is included in this Registration Statement as Exhibit 99.2, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 at Exhibit 99.2 of this Registration Statement. The report on the Company’s consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to General Electric Company’s transaction with Comcast Corporation on January 28, 2011. Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The annual consolidated financial statements of NBC Universal, Inc. as of December 31, 2010 and for each of the years in the two-year period ended December 31, 2010, contained in the Company’s Annual Report on Form 10-K, which is included in the registration statement of which this prospectus forms a part, have been included in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in the registration statement of which this prospectus forms a part, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding NBCUniversal, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matters involved. Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and the six months ended June 30, 2012 and our Current Report on Form 8-K dated August 22, 2012 are filed as exhibits 99.2 through 99.5 to the registration statement of which this prospectus forms a part.

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by us at the SEC’s public reference room at 100 F Street N.E., Washington, DC 20549. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings will also be available to the public from commercial document retrieval services and at the SEC website at “www.sec.gov.” In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number: NBCUniversal Media, LLC, c/o Comcast Corporation, One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement and in material we file with the SEC and incorporate by reference herein. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and any prospectus supplement or of any sale of the securities.

I NCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to include certain information in the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to those documents. The information in the registration statement is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically be incorporated by reference into this prospectus and will update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering; provided, that any documents we may file on Form SD will not be incorporated by reference into this prospectus. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: 30 Rockefeller Plaza, New York, NY, 10112-0015, (212) 664-4444.

Additional information regarding NBCUniversal is also included in the following exhibits to the registration statement of which this prospectus forms a part:

•	Exhibit 99.2: Annual Report on Form 10-K for the year ended December 31, 2011;

•	Exhibit 99.3: Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

•	Exhibit 99.4: Quarterly Report on Form 10-Q for the six months ended June 30, 2012; and

•	Exhibit 99.5: Current Report on Form 8-K dated August 22, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with this Registration Statement.

	Amount to be Paid
Registration fee	$		*
Legal fees and expenses		250,000
Printing and engraving fees		50,000
Accounting fees and expenses		50,000
Miscellaneous		130,000

TOTAL	$		*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15.  Indemnification of Directors and Officers

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Comcast maintains standard policies of insurance on behalf of us and NBCUniversal Holdings under which coverage is provided to our respective officers and NBCUniversal Holdings’ directors against loss arising from claims made by reason of a breach of duty or other wrongful act.

Comcast Corporation is organized under the laws of the Commonwealth of Pennsylvania. The Pennsylvania Business Corporation Law contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. Subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another entity so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful. Article Twelfth of the Comcast charter provides that no officer of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors for the payment of taxes) unless such person’s conduct constitutes self-dealing, willful misconduct or recklessness. Article 7 of the Comcast by-laws provides that each officer and director of Comcast will be indemnified and held harmless by Comcast to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”). No indemnification will be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, or in connection with a Proceeding (or part of a Proceeding) initiated by an officer or director (except in connection with a Proceeding to enforce a right to indemnification or advancement of expenses), unless the Proceeding (or part of the Proceeding) was authorized by Comcast’s board of directors. The right to indemnification includes the right to have the expenses incurred by such director or officer in participating in any Proceeding paid by Comcast in advance of the final disposition of the Proceeding automatically and without any action or approval required by its board of directors, provided that, if Pennsylvania law requires, the payment of expenses incurred by such director or officer in advance of the final disposition of a Proceeding shall only be made upon delivery to Comcast of an undertaking, by or on behalf of the director or officer, to repay all advanced amounts without interest if it is ultimately determined that the director or officer is not entitled to be so indemnified.

In addition, the By-Laws of General Electric Company (“GE”) provide that GE will indemnify, to the fullest extent of applicable law, each person who is, was or has agreed to become a director or officer of GE or while an officer or director of GE, is or was serving or has agreed to serve at the request of GE in any capacity at another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who was, is or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees, incurred in connection with such proceeding, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. GE may, to the extent authorized by its board of directors, or by a committee of its board, provide indemnification to employees or agents of GE who are not officers or directors of GE with such scope and effect as determined by its board, or such committee. The directors of NBCUniversal Holdings designated by GE are insured on a primary basis under Comcast’s directors’ and officers’ liability insurance policies purchased by Comcast and are insured on an excess basis under GE’s directors’ and officers’ outside directorship liability insurance purchased by GE.

Item 16.  Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

1.2	Form of Underwriting Agreement Standard Provisions*

4.1	Indenture, dated as of April 30, 2010 between NBC Universal, Inc. (n/k/a NBCUniversal Media, LLC) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of NBCUniversal Media, LLC filed on May 13, 2011)

4.2	Form of Debt Security*

5.1	Opinion of Davis Polk & Wardwell LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereof)

Exhibit No.	Document

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture*

99.1	Letter pursuant to General Instruction I.B.2 of Form S-3 regarding eligibility to use Form S-3 as of September 1, 2011*

99.2	Annual Report on Form 10-K for the year ended December 31, 2011*

99.3	Quarterly Report on Form 10-Q for the three months ended March 31, 2012*

99.4	Quarterly Report on Form 10-Q for the six months ended June 30, 2012*

99.5	Current Report on Form 8-K dated August 22, 2012*

*	Filed herewith.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NBCUniversal Media, LLC has duly certified reasonable grounds to believe it meets the S-3 requirements and caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 28, 2012.

NBCUNIVERSAL MEDIA, LLC

By:	NBCUNIVERSAL, LLC its sole member

By:	/s/ Stephen B. Burke
Name: Stephen B. Burke Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Angelakis, Arthur R. Block, Stephen B. Burke, David L. Cohen, Brian L. Roberts and Lawrence J. Salva and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Principal Executive Officer of NBCUniversal Media, LLC and Director of NBCUniversal, LLC	September 28, 2012

/s/ Michael J. Angelakis Michael J. Angelakis	Principal Financial Officer of NBCUniversal Media, LLC and Director of NBCUniversal, LLC	September 28, 2012

/s/ Stephen B. Burke Stephen B. Burke	Chief Executive Officer and President of NBCUniversal Media, LLC and Director of NBCUniversal, LLC	September 28, 2012

/s/ Jeffrey R. Immelt Jeffrey R. Immelt	Director of NBCUniversal, LLC	September 28, 2012

/s/ Keith S. Sherin Keith S. Sherin	Director of NBCUniversal, LLC	September 28, 2012

/s/ Lawrence J. Salva Lawrence J. Salva	Principal Accounting Officer of NBCUniversal Media, LLC	September 28, 2012

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

1.2	Form of Underwriting Agreement Standard Provisions*

4.1	Indenture, dated as of April 30, 2010 between NBC Universal, Inc. (n/k/a NBCUniversal Media, LLC) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of NBCUniversal Media, LLC filed on May 13, 2011)

4.2	Form of Debt Security*

5.1	Opinion of Davis Polk & Wardwell LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture*

99.1	Letter pursuant to General Instruction I.B.2 of Form S-3 regarding eligibility to use Form S-3 as of September 1, 2011*

99.2	Annual Report on Form 10-K for the year ended December 31, 2011*

99.3	Quarterly Report on Form 10-Q for the three months ended March 31, 2012*

99.4	Quarterly Report on Form 10-Q for the six months ended June 30, 2012*

99.5	Current Report on Form 8-K dated August 22, 2012*

*	Filed herewith.